UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LyondellBasell Tower

1221 McKinney Street, Suite 3200

Houston, Texas 77010

(Address of principal executive offices, including zip code)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02.	Termination of a Material Definitive Agreement.

On May 28, 2019, Aravive, Inc. (formerly known as Versartis, Inc.) (the “Company”) provided notice of termination to Amunix Operating, Inc (“Amunix”) terminating that certain Second Amended and Restated License Agreement entered into on December 30, 2010, as amended on January 7, 2013 and February 25, 2014 (the “Agreement”), by and between Amunix, a Delaware corporation (“Amunix”), and the Company, a Delaware corporation. Pursuant to the terms of the Agreement, the termination is effective as of August 26, 2019.

In December 2008, the Company entered into a worldwide, exclusive license agreement with Amunix, Inc., which was amended and restated in July 2010 and again in December 2010 and subsequently amended in February 2011, January 2013 and February 2014. In March 2013, Amunix, Inc. was merged into Amunix Operating, Inc., which assumed all of the rights and obligations of Amunix, Inc. under the Agreement. Under the Agreement, Amunix had granted the Company an exclusive license under its patents and know-how related to the XTEN technology to develop and commercialize up to four licensed products for human use anywhere in the world, with each licensed product to consist of a selected target attached to an XTEN polypeptide. The license gave the Company rights with respect to two targets, namely hGH and another specified human protein. Certain of the licensed intellectual property was developed using government funding, and the exclusivity of the Company’s license was therefore subject to certain retained rights of the U.S. federal government. During the term of the Agreement, which extends on a country-by-country basis until the later of the expiration of all licensed patents or ten years from the first commercial sale in such country, Amunix has exclusivity obligations to the Company. These obligations prohibit Amunix from using itself, or granting a license under, the patents and know-how related to the XTEN technology to exploit licensed products and selected targets that are, are derived from, have the same biological activity as, or are otherwise based on the licensed products and selected targets included in the Company’s exclusive license.

The Company determined that it was no longer economically and/or technically practical for it to continue to pursue development or marketing of any products under the Agreement. No termination penalties were incurred by the Company in connection with the termination of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to such Agreement and the amendments thereto, copies of which were filed as Exhibit 10.14 and 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-193997) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2014 and Exhibit 10.21 to the Registration Statement filed with the SEC on March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAVIVE, INC. (Registrant)

Date: May 31, 2019	By:	/s/ Jay P. Shepard
	Name:	Jay P. Shepard
	Title:	Chief Executive Officer